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TABLE OF CONTENTS

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

TIPPERARY CORPORATION
(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

303-293-9379
Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Signature
Exhibit Index
EX-99.5—Press Release

ITEM 1.01 Entry into a Material Definitive Agreement

        On July 1, 2005, Tipperary Corporation ("Tipperary") announced it has entered into a merger agreement under which Australia-based Santos LTD will acquire 100% of Tipperary's outstanding common stock. According to the terms of the agreement, Tipperary's shareholders will receive $7.41 per share in cash at closing. The transaction, including assumption of debt, is valued at approximately $466 million.

        Tipperary will submit a proxy statement to its shareholders seeking their vote on the transaction and will file the document with the Securities and Exchange Commission as soon as practicable. The Tipperary Board of Directors has approved the transaction. Slough Estates USA Inc., which owns 54% of Tipperary's outstanding common stock, has agreed to vote its shares in favor of the transaction.

SIGNATURE

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON
By:	/s/ DAVID L. BRADSHAW David L. Bradshaw, President, Chief Executive Officer and Chairman of the Board

Date: July 1, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.5	Press Release